EXHIBIT (p)(18)

Thornburg Investment Management Inc. and Thornburg Investment Trust Policies and Procedures Manual

CODE OF ETHICS

Code of Business Conduct and Ethics

Policy

Honesty and integrity are hallmarks of Thornburg Investment Trust (the “Trust”) and Thornburg Investment Management (“TIM”). Both Companies maintain the highest standards of ethics and conduct in all of their business relationships. The Trustees of the Trust and TIM have adopted separate Code of Business Conduct and Ethics each with the objectives of deterring wrongdoing and promoting (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (2) full, fair, accurate, timely and understandable disclosure in reports and documents the Trust and TIM file with the Securities and Exchange Commission and in other public communications made by the Trust and TIM, (3) compliance with applicable governmental laws, rules and regulations, (4) prompt internal reporting of violations of this Code, and (5) accountability for adherence to this Code.

The complete Code of Business Conduct and Ethics adopted by the Trust is appended here to as Exhibit K and the Code of Business Conduct and Ethics adopted by TIM’s is appended here to as Exhibit L. The remainder of this section is a summary of both policies.

Purpose

The Trust’s Code is intended as a code of ethics under Section 406 of the Sarbanes-Oxley Act of 2002 and Item 2 of Form N-CSR under the Investment Company Act of 1940, and is specifically applicable to the principal executive officer, principal financial officer, and principal accounting officer (or persons performing similar functions, whether or not as officers or employees of the Trust) of the Trust (each a “Covered Officer”).

TIM’s Code and the separately adopted Policy on Personal Securities Transactions in accordance with paragraphs (a)(3) and (b) of Rule 204A-1 under the Investment Advisers Act of 1940 and Rule 17j-1 under the Investment Company Act of 1940 is intended to be the Investment Adviser’s code of ethics described in paragraph (a)(1), (2), (4) and (5) of Rule 204A-1 under the Investment Advisers Act of 1940.

The Trust’s Code and TIM’s code are intended to coordinate with each other and are

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substantially the same but employees of TIM should recognize that (i) the Trust’s Code of Business Conduct and Ethics governs the Trust, rather than TIM, and (ii) the procedures for reporting and obtaining an approval under the Trust’s Code of Business Conduct and Ethics is different from the procedure under TIM’s Code. If an issue appears to relate both to the business of the Trust and TIM, the employee should make disclosure and seek any approval under the Trust’s Code of Business Conduct and Ethics.

Responsibility

The President of the Trust will be responsible for the implementation and monitoring of the Trust’s Code of Business Conduct and Ethics and activities, practices, disclosures and recordkeeping.

The Chief Compliance Officer will be responsible for the implementation and monitoring of the TIM’s Code of Business Conduct and Ethics and activities, practices, disclosures and recordkeeping.

Procedure

The Companies have adopted various procedures to implement this policy and reviews to monitor and ensure the policy is observed, implemented properly and amended or updated, as appropriate which may be summarized as follows:

Compliance with Laws Rules and Regulations

As a registered investment adviser, and as a registered investment company, TIM and the Trust, respectively, are subject to regulation by the Securities and Exchange Commission, and compliance with federal, state and local laws. Each officer of the Trust and each employee of TIM are expected to comply with all applicable laws, rules and regulations.

Conflicts of Interest

Each officer and Trustee of the Trust and each employee of TIM should be scrupulous in avoiding any actual or perceived conflict of interest with regard to the interests of the Trust or TIM. A “conflict of interest” occurs when an individual’s private interest interferes with the interests of either company. Any conflict of interest that arises in a specific situation or transaction must be disclosed by the individual and resolved before taking any action. .

Matters involving a conflict of interest of the Trust are prohibited as a matter of the Trust’s policy, except when approved by the Trustees or the Trust’s audit committee for any Covered Officer or Trustee, or except when approved by the Trust’s president for any other individual. Matters involving a conflict of interest of TIM are prohibited as a matter of TIM’s policy, except when approved by the Firm’s president or Chief

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Compliance Officer.

Corporate Opportunities

Officers and Trustees of the Trust and employees of TIM shall not take for themselves personally opportunities that are discovered through the use of their position except with regard to Trust matters they receive the approval of the Trustees or the Trust’s audit committee for any Covered Officer or Trustee, or except with the approval by the Trust’s president for any other individual and with regard to matters relating to TIM they receive the approval of TIM’s President or Chief Compliance Officer.

In no event, however, shall investment in any security made in accordance with the Trust’s or TIM’s Policy on Personal Securities Transactions (or comparable policy or code then in effect) be considered a business opportunity of the Trust or TIM.

Confidentiality

Officers and Trustees of the Trust and employees of TIM shall exercise care in maintaining the confidentiality of any confidential information respecting the Trust or TIM, except where disclosure is authorized or legally mandated. Officers and Trustees should consult with the Trust’s legal counsel if they believe they have a legal obligation to disclose confidential information. TIM employees should consult with the Chief Compliance Officer or legal counsel if they believe that have a legal obligation to disclose confidential information. The obligation to preserve confidentiality of this information continues after association with the Trust or TIM ends.

For more information regarding maintaining confidential information please see the Internal Confidentiality and Privacy Policy in this manual.

Fair Dealing

Officers and Trustees should endeavor to deal fairly with the Trust’s shareholders, service providers and competitors, and employees of TIM should endeavor to deal fairly with Investment Clients, service providers and competitors and shall not seek unfair advantage through improper concealment, abuse of improperly acquired confidential information, misrepresentation of material facts when the other party is known to rely justifiably on the individual to disclose those facts truthfully, or improper and unfair dealing.

Business Gifts and Entertainment

The purpose of business entertainment and gifts in a commercial setting is to create goodwill and sound working relationships, not to gain unfair advantage. No gift or entertainment should ever be offered, given, provided or accepted by any officer or Trustee in connection with the Trust’s business or an employee in connection with TIM’s advisory business unless it (1) is consistent with customary business practices, (2) is not

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excessive in value, (3) cannot be construed as a bribe, payoff or kickback and (4) does not violate any laws or regulations.

No employee of TIM shall provide or accept a gift(s) valued over $100.00 per year. No employee may give or accept cash or cash equivalent gifts. Employees of TIM may provide or accept a business entertainment event such as a dinner, golf outing, theater or sporting event if the person or entity providing the entertainment is present and as long as the event is not extravagant or excessive so as to give the appearance of impropriety. On a quarterly basis, within 30 days of quarter end, all TIM employees who are designated as Access Persons will be required to report all entertainment and gifts that were given and/or received within the previous quarter.

Protection and Proper Use of Assets

All officers and Trustees of the Trust and employees of TIM should endeavor to protect the assets of the Trust and its shareholders and TIM and its investment clients. Any suspected incident of fraud or theft should be immediately reported for investigation as hereinafter described under the caption “Reporting Illegal or Unethical Behavior.” Unauthorized use of assets or distribution of proprietary information is a violation of this Code.

Insider Trading

All Officers and Trustees of the Trust and employees of TIM should pay particular attention to potential violations of insider trading laws. Insider trading is both unethical and illegal and will be dealt with decisively if it occurs.

For more information regarding insider trading please see the Policy on Insider Trading in this Manual.

Accounting and Financial Reporting Concerns

The Trust seeks to comply with all applicable financial reporting and accounting regulations applicable to the Trust. Officers who have concerns or complaints regarding questionable accounting or auditing matters or procedures involving the Trust are encouraged to submit those concerns or complaints to the Trust’s audit committee which will, subject to its duties arising under applicable law, regulations and legal proceedings, treat such submissions confidentially.

Reporting Illegal or Unethical Behavior

The Trustees encourage each officer to talk to senior officers, the investment adviser’s compliance officers, or the Trustees about observed illegal or unethical behavior, or when the officer is in doubt about the best course of action in a particular situation. Officers should report actual and suspected violations of laws, rules, regulations or this Code to appropriate personnel. If an officer does not believe it appropriate or is not comfortable

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approaching senior officers or the investment adviser’s compliance officers about their concerns, then the individual may contact any member of the Trust’s audit committee.

Employees of TIM are required to promptly report any actual, apparent or suspected violations of the Code to the Chief Compliance Officer. If the Chief Compliance Officer or another compliance officer is not available the individual should report the violation to their immediate supervisor who is then responsible for reporting it to the Chief Compliance Officer.

All reports will be treated confidentially to the extent permitted by law and investigated promptly. Retaliation of any kind against an individual making a report will not be tolerated.

Waivers of the Code of Business Conduct and Ethics

Any waiver of this Code for any Covered Officer or Trustee may be made only by the Trustees or the Trust’s audit committee and will be promptly disclosed as required by law or by Securities and Exchange Commission regulations.

Waivers of this Code for any other individual may be made by the President of TIM only upon the individual’s making full disclosure in advance of the transaction in question.

Certification and Annual Meeting

Each newly hired Employee of TIM will be provided a copy of the Code. Each such individual must certify in writing within 30 days that they have received a copy of the Code, read and understand all provisions of the Code, and agree to comply with the applicable terms of the Code. TIM’s Compliance Department will provide employees with any amendments to the Code and will require all such individuals to certify in writing that they have received, read and understand the amendments. Each year the Chief Compliance Officer will conduct an annual meeting to review the Code. Employees will annually certify that they have read, understood and complied with the Code, that they have made all of the reports required by the Code and have not engaged in any prohibited conduct.

Books and Records

Trust Records

The Trustees expect each of the Trust’s officers, consistent with the officer’s individual authority and duties, to maintain the Trust’s books, records, accounts and financial statements in reasonable detail, and to appropriately reflect the Trust’s transactions in conformity with applicable legal requirements and the Trust’s system of internal controls.

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TIM Records

In its books and records, the Compliance Department will:

•	A copy of each version of the Code of Ethics adopted and implemented.

•	Any reports of conflicts of interest reported and action taken.

•	Any waivers granted and backup documentation.

•	Maintain all quarterly reports submitted and any backup documentation.

•	Record of any confidential reports from employees, violations and actions taken as a result.

•	Maintain sign in sheet and material distributed at the annual review meetings.

These items will be maintained for a total period of five years. For the first two years these items will be stored in a designated area at the Companies’ principal place of business, after the two-year period they can be moved and stored offsite.

TIM Records

In its books and records, the Human Resources Department will:

•	Maintain a record of all employee certifications/acknowledgements of receipt of the policy and amendments.

This item will be maintained in a designated area at the Companies’ principal place of business for five years after the individual ceases to be a supervised person of the firm.

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Thornburg Investment Management Inc. and Thornburg Investment Trust Policies and Procedures Manual

CODE OF ETHICS

Policy on Personal Securities Transactions

Policy

The Companies allow employees to maintain personal securities accounts provided any personal investing by an employee in any accounts in which the employee has a beneficial interest, including any accounts for any immediate family or household members, is consistent with TIM’s fiduciary duty to its clients, consistent with regulatory requirements and the Companies’ policy provisions. This Policy has been adopted by the Companies with the objectives of promoting honesty, integrity and preventing wrongdoing, in connection with the direct or indirect purchase or sale by the person of securities held or proposed to be purchased by any Investment Company Client.

The Policy on Personal Securities Transactions adopted by the Companies is appended here to as Exhibit M. The remainder of this section is a summary of that policy.

Purpose

This policy is intended to constitute (i) provisions requiring certain persons to report, and the Firm to review, personal securities transactions and holdings, as described in paragraph (3) of Rule 204A-1 under the Investment Advisers Act of 1940, and (ii) a policy on personal investment activities of certain personnel of the Firm as required by Rule 17j-1 under the Investment Company Act of 1940.

This policy together with the separately adopted Code of Business Conduct and Ethics, is intended to comprise the Investment Adviser’s code of ethics described in Rule 204A-1 under the Investment Advisers Act of 1940

Responsibility

The Chief Compliance Officer and/or a Compliance Officer designated by the Chief Compliance Officer is responsible for the implementation and monitoring the policy on personal securities transactions and activities, practices, disclosures and recordkeeping.

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Procedure

The Companies have adopted various procedures to implement this policy and reviews to monitor and ensure the policy is observed, implemented properly and amended or updated, as appropriate which may be summarized as follows:

Prior Authorization For Securities Transactions

Access Persons must obtain prior authorization for all Securities transactions, including the sale of investment company shares, from the Chief Compliance Officer or other compliance officer designated by the Chief Compliance Officer. If the Chief Compliance Officer is seeking prior authorization for a trade it must be obtained from the President of TIM. Access Persons should request authorization by submitting a Request for Prior Clearance of Security Transactions form.

The foregoing prior authorization requirements do not apply to transactions by an Independent Trustee unless the Security involved in any such transaction is subject to a reporting obligation by the Trustee as described below under the caption “Reporting Requirements of Access Persons.”

Prior Authorization Exemptions

The following transactions are exempt from prior authorization requirements:

•	Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

•	Purchases or sales of Securities for which the Access Person does not directly or indirectly have Beneficial Ownership.

•	Purchases or sales which are non-volitional on the part of the Access Person.

•	Purchases or sales through an Automatic Investment Plan.

•

Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuers, and sales of such rights so acquired.

•	Purchase of shares issued by an Investment Company.

•	Purchases or sales of a money market mutual fund.

•	Purchases or sales of shares issued by unit investment trust.

•	Purchases or sales of shares issued by exchange traded funds that are based on any broad-based securities index.

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•	Purchases or sales (other than Initial Public Offerings and Limited Offerings) of securities for any Private Fund managed by TIM, for which the Access Person is deemed to have investment control.

Limitations on Certain Transactions

The Companies limit the following transactions for Access Persons:

•

The purchase or sale of any Securities, including specifically (but not limited to) Securities distributed in an Initial Public Offering (IPO) or in a Limited Offering, unless prior authorization has been granted by the Chief Compliance Officer or other compliance officer designated by the Chief Compliance Officer.

•

The purchase or sale of Securities on the Restricted List, unless prior authorization has been granted under either the Blue Chip Exemption or Blackout Exemption; or unless prior authorization is granted because the transaction would be very unlikely to affect a highly institutional market or because it is clearly not related economically to Securities purchased, sold or held by Investment Clients.

•

The redemption of any investment company shares within 30 days of purchase unless prior authorization has been granted by the Chief Compliance Officer or other compliance officer designated by the Chief Compliance Officer. This prior authorization will be granted only in exceptional circumstances.

The foregoing prohibitions do not apply to an Independent Trustee unless the Trustee becomes the subject to the reporting requirements of this Policy as described below under the caption “Reporting Requirements of Access Persons”.

Restricted List

A designated compliance officer will maintain a Restricted List of Securities. The list is available to employees on TIM’s intranet site: www.gothornburg.com. A Security will be placed on this list when: the Security is currently held or is to be acquired by an Investment Client, is being considered for purchase or sale by an Investment Client, or is being purchased or sold by an Investment Client.

Prohibited Securities List

The Chief Compliance Officer will maintain a Prohibited Securities List. A Security will be placed on this list when a Supervised Person is known by the Compliance Department to possess material nonpublic information about or affecting the Security or its issuer.

Reporting Requirements

Except as provided below for Independent Trustees, the Companies require all Access

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Persons to:

•	file a Statement of Outside Brokerage Activity with the filing and review officer no later than 10 days after being hired or designated as an Access Person.

•	file an Initial Holdings Report with the filing and review officer no later than 10 days after being hired or designated as an Access Person.

•	file an Annual Holdings Report with the filing and review officer by January 31st each year for the previous twelve months beginning January 1st and ending December 31st.

•	file a Quarterly Transactions Report with the filing and review officer no later than 30 days after the end of each calendar quarter.

•

notify each firm that maintains an outside brokerage account for them, or a Family Member, of their affiliation with the Companies and the Companies’ requirement to receive duplicate copies of confirmations and periodic statements.

An Independent Trustee (who would be required to make a report solely by reason of being a trustee of the Trust) need not make: (i) an initial holdings report; (ii) an annual holdings report; or (iii) a quarterly transaction report, unless the trustee knew or in the ordinary course of his duties as a trustee should have known that during the 15-day period immediately before or after the trustee’s transaction in a Security the Trust purchased or sold the Security, or the Trust, or TIM considered purchasing or selling the Security.

If the Trustee’s transaction does not meet this reporting exemption the Trustee will follow the same procedures set forth for Access Persons.

Administration and Enforcement of the Policy

The Chief Compliance Officer may designate a Compliance Officer to serve as the Filing and Review Officer. This individual will:

•	Maintaining current and previous lists of all Access Persons.

•	Maintaining a record of the filing and review officers in such a manner that the individuals serving in that capacity can be identified for any period of time.

•	Providing the forms necessary for filing required reports.

•	Maintaining the Initial Holdings Reports, Annual Holdings Reports, Quarterly Transactions Reports and Statements of Outside Brokerage Activity that are filed, including all backup documentation.

•

Maintaining a schedule of report filing dates. This schedule will reflect any case in which a report was filed late, the date any reminders were sent out and any sanctions imposed. If a report is not filed within the required time the Filing and Review Officer will advise the Chief Compliance Officer.

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•	Maintaining copies of the current and previous Restricted Lists.

•	Maintaining Request for Prior Clearance for Securities Transactions forms.

•	Maintaining records of waivers, including backup documentation of any waivers issued.

•

Monitoring personal Securities transactions and trading patterns through the review of reports filed and review of the duplicate confirmations and periodic account statements received. The Chief Compliance Officer will review the personal Securities transactions of the filing and review officer.

•	Reporting apparent violations to the Chief Compliance Officer.

•	Maintaining a record of any violation, written violation reports and record of any action taken as a result of the violation.

•	Requesting duplicate confirmations and periodic statements for all outside brokerage accounts.

•	Maintaining records of requests for duplicate brokerage confirmations and account statements, and files of duplicate brokerage confirmation and account statements received.

•	Maintaining file of signed acknowledgement forms.

Certification and Training

Each Supervised Person of the Companies will be provided a copy of this Policy and must certify in writing no later than 30 days after receipt of the policy, that they have received a copy of this Policy, read and understand all provisions of this Policy, and agree to comply with the applicable terms of this Policy. The Companies will provide any amendments to the Policy and will require all Supervised Persons to certify in writing that they have received, read and understand the amendments. Each year the Chief Compliance Officer or compliance officer designated by the Chief Compliance Officer will conduct an annual meeting with all Supervised Persons to review the Policy and will require all Supervised Persons to annually certify that they have read, understood and complied with the Policy, that they have made all of the reports required by the Policy and have not engaged in any prohibited conduct.

Disclosure

TIM will disclose in its ADV Part II if TIM, or its supervised persons, may buy or sell for themselves securities that TIM has also recommended to its Investment Clients, including restrictions, internal procedures, or disclosures that are used by TIM to address any conflicts of interest in these transactions.

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Reporting to Company Presidents and Board

The Chief Compliance Officer shall periodically report to the President of TIM any waivers granted with respect to the prohibition of redemptions of Investment Company shares within 30 days of purchase. The Chief Compliance Officer also shall periodically report to the Trustees of Thornburg Investment Trust any such waivers with respect to redemptions of the Trust’s shares.

The Chief Compliance Officer shall provide a written report to the Trustees of Thornburg Investment Trust at least annually. The report shall (i) describe any issues arising under this Policy since the last report, including but not limited to, any material violations of this Policy and any sanctions imposed, and (ii) certify that the Trust, TIM, and TSC have each adopted procedures reasonably necessary to prevent violations of this Policy.

The Chief Compliance Officer shall provide a written report to Investment Companies other than the Trust for which TIM acts as investment adviser or sub-adviser, at least annually. The report shall (i) describe any significant issues arising under this Policy since the last report, including but not limited to, any material violations of this Policy and any sanctions imposed, and (ii) certify that TIM has adopted procedures reasonably necessary to prevent violations of this Policy.

Annual Review

Pursuant to the review requirements of Rule 206(4)-7 under the Advisers Act and Rule 38a-1 under the Investment Company Act, the Chief Compliance Officer shall conduct a periodic review, no less often than annually, of the adequacy of the Policy and the effectiveness of its implementation.

Books and Records

In its books and records, the Compliance Department will:

•	Retain a copy of each version of this Policy that has been in effect at any given time.

•	Retain a record of any violations of this Policy, written violation reports and any action taken as a result of the violation.

•	Maintain Holdings and Transaction Reports and Statements of Outside Brokerage Activity that are filed, including backup documentation.

•	Maintain copies of duplicate brokerage confirmations and account statements received and requests made.

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•	Maintain Request for prior Clearance for Securities Transaction forms, and any backup documentation, and waivers granted.

•	Maintain copies of Restricted Lists.

•	Maintain copies of Prohibited Securities Lists

•	Maintain lists of Access Persons and Registered Representatives.

•	Maintain schedule of report filing dates, reminders and sanctions imposed.

•	Maintain copies of reports to the Chief Compliance Officer, the Trust, and the President.

•	A record of persons designated as filing and review officers.

•	Maintain sign in sheet and material distributed at the annual review meetings.

These items will be maintained for a total period of five years. For the first two years these items will be stored in a designated area at the Companies’ principal place of business, after the two-year period they can be moved and stored offsite.

In its books and records, the Human Resources Dept will:

•	Maintain a record of all employee certifications/acknowledgements of receipt of the policy and amendments.

This item will be maintained for five years after the individual ceases to be a supervised person of the firm.

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